UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2026

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Utah Avenue, Suite 150, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	The registrant’s common stock trades exclusively on the OTCQX® Best Market under the symbol “VXRT.”

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2026, Vaxart, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Daniel P. Houle, Mark Silverberg, DDS, MD, Matthew M. Wallace, MD, Patrice Raffy, Q3 Nominees Pty Ltd. and Marc Eustace Pereira (collectively, the “Stockholder Group”).

Pursuant to the Cooperation Agreement, the Stockholder Group withdrew its notice nominating three director candidates for election at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) and withdrew its demand to inspect certain books and records of the Company. The Stockholder Group also agreed to cooperate with the Company during the 60- to 90-day period following the 2026 Annual Meeting to identify and mutually agree upon an independent director candidate (the “New Director”) who will be appointed to the Company’s Board of Directors (the “Board”). The New Director will be appointed to the Nominating and Corporate Governance Committee (the “NCG Committee”) and will be considered for appointment to other committees as any other independent director with similar expertise and qualifications. If the New Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director, or ceases to be a director for any other reason prior to the termination date of the Cooperation Agreement, the Company and the Stockholder Group will cooperate in good faith to identify and mutually agree upon another person to be appointed as a replacement for the New Director.

Further, the Cooperation Agreement provides that, following the conclusion of the 2026 Annual Meeting, the Board will (i) adopt a resignation policy applicable to incumbent director candidates in uncontested elections who receive less than a majority of the votes cast in favor of their election, (ii) adopt stock ownership guidelines for directors, (iii) form a Clinical and Regulatory Affairs Committee, for the purpose of overseeing the advancement of the Company’s clinical and regulatory objectives, to be chaired by director James B. Breitmeyer, (iv) form a Stockholder Engagement Committee, for the purpose of overseeing the advancement of the Company’s relations with stockholders, to be chaired by the New Director, and (v) determine and confirm the composition of the NCG Committee and the Compensation Committee and select new committee chairs for each such committee.

The Company’s management has agreed to meet with the Stockholder Group for the duration of the Cooperation Agreement at least one time per fiscal quarter following the Company’s reporting of earnings for such quarter to discuss financial and strategic matters based on public information and for the Company to hear and consider the perspectives of the Stockholder Group. The Stockholder Group may request the additional presence of up to two directors, in addition to the Chief Executive Officer at any such meeting.

The Cooperation Agreement also contains customary voting commitment, standstill and non-disparagement provisions. The Company also agreed to reimburse the Stockholder Group for reasonable and documented out-of-pocket fees and expenses incurred by the Stockholder Group in connection with its engagement and solicitation efforts for the 2026 Annual Meeting, subject to a cap of $650,000.

The Cooperation Agreement will terminate on the date (the “Termination Date”) that is the earlier of (x) 30 days prior to the nomination deadline under the Bylaws for the nomination of director candidates for election to the Board at the Company’s 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) and (y) 75 days prior to the first anniversary of the 2026 Annual Meeting; provided, however, that the Termination Date will be automatically delayed until the date that is the earlier of (x) 30 days prior to the nomination deadline under the Bylaws for the nomination of director candidates for election to the Board at the 2028 Annual Meeting of Stockholders of the Company and (y) 75 days prior to the first anniversary of the 2027 Annual Meeting if the Company notifies the Stockholder Group and the New Director in writing at least 30 days prior to the initial Termination Date that the Board has irrevocably offered to renominate the New Director for election at the 2027 Annual Meeting.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 1, 2026, the Company issued a press release announcing the matters addressed above. A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated July 1, 2026
99.1*	Vaxart, Inc. Press Release dated July 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2026	VAXART, INC.

/s/ Steven Lo
Steven Lo
President and Chief Executive Officer

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